Exhibit 99.1

CXApp Inc.

CXApp Inc. (Nasdaq: CXAI) Reports Q1 2026 Financial Results, Announces Over $5 Million Total Contract Value from Three Major Enterprises Selecting CXAI

Enterprise wins, high recurring revenue mix, strong gross margin and Gartner® Visionary recognition highlight CXAI’s positioning as a vertical AI platform for the modern workplace

PALO ALTO, CA / May 13, 2026 / CXApp Inc. (Nasdaq: CXAI), a leader in AI-powered workplace experience platforms, today reported financial results for the first quarter ended March 31, 2026 and announced significant enterprise momentum, including approximately $5 million in total contract value from three major enterprise organizations selecting CXAI following competitive RFPs and product evaluations. The wins, which are largely recurring in nature, reflect increasing demand for CXAI’s AI-native workplace platform and its emerging role as a vertical AI operating layer for the office.

The commercial momentum follows CXAI being named a Visionary in the inaugural Gartner® Magic Quadrant™ for Workplace Experience Applications (April 2026), which CXAI believes validates its product strategy, enterprise-grade execution and differentiated approach to AI-powered workplace transformation.

Q1 2026 Financial Highlights

●	Revenue: Revenue for the first quarter of 2026 was approximately $0.95 million. Total bookings for the quarter were approximately $1.4 million, mostly recurring in nature, and are expected to contribute to recognized revenue over the coming quarters.

●	High-Quality Revenue Mix: Subscription revenue represented approximately 98% of total revenue during the quarter.

●	Gross Margin: GAAP gross margin remained strong at approximately 83%.

●	Strong Cash Position: Cash and cash equivalents totaled approximately $12.3 million as of March 31, 2026, compared to approximately $11.1 million at December 31, 2025.

●	Deferred Revenue Growth: Deferred revenue increased to approximately $2.0 million, reflecting continued enterprise renewals and customer agreements.

●	Enterprise Momentum: The Company secured approximately $5 million in total contract value from new deals, including multiple multi-year enterprise agreements.

●	Operational Execution: The Company completed two significant enterprise renewals with upsell opportunities and continued deployment of agentic AI pilot initiatives.

“Our first quarter reflects a highly recurring revenue base, strong gross margin profile and growing traction with enterprise opportunities tied to our agentic AI strategy. With approximately $12.3 million in cash and increased deferred revenue, we believe we are well positioned to execute against our 2026 priorities.”

— Joy Mbanugo, Chief Financial Officer of CXApp Inc.

Three Enterprise Selections Signal Accelerating Market Demand

Three large enterprise organizations have selected the CXAI platform following competitive evaluations involving multiple vendors. The engagements span multi-year agreements with combined operations in more than 100 countries. The deals incorporate volume-tiered pricing models designed to scale as these organizations expand usage across additional locations and employee populations.

Why Enterprises Are Choosing CXAI

Common factors driving the selection include the platform’s AI-native architecture, agentic AI assistant capabilities, and deep enterprise integrations with systems such as Microsoft Exchange, Teams, Active Directory, and Microsoft Places, as well as the breadth of functionality spanning mobile apps, web portals, interactive kiosks, indoor wayfinding, and real-time analytics through CXAI VU.

Vertical AI for the Office: From Workplace App to Intelligent Operating Layer

CXAI’s platform is purpose-built for the office environment, where employees, visitors, facilities teams and enterprise systems interact every day. By connecting workplace data and workflows, CXAI enables organizations to deliver more personalized experiences, improve utilization, reduce friction and create a more responsive physical workplace.

The Company believes the next phase of workplace technology will be defined by AI that understands context: where people are, what resources are available, which systems need to be coordinated, and how the office can adapt in real time. CXAI’s agentic AI capabilities are being developed to help automate routine workplace tasks, surface recommendations, orchestrate integrations and improve the employee and customer experience across complex enterprise environments.

CXAI sits at the intersection of two rapidly expanding markets – digital workplace platforms and enterprise AI agents – which the Company believes represents creating a compounded 30X+ growth opportunity through 2030.

A Scalable Platform for Enterprise Growth

CXAI’s revenue model is designed to scale as customers expand deployments across users, locations, integrations and AI-driven workflows. The Company expects growth to be driven by recurring software subscriptions, deeper enterprise integrations and AI-enabled capabilities that expand platform value over time.

Positioned for Market Expansion and Growth

CXAI believes its enterprise traction reflects a broader market shift as organizations modernize the office with AI-native tools that connect people, places, systems and workflows.

“Enterprise AI is moving from horizontal tools to vertical operating layers,” said Khurram Sheikh, Chief Executive Officer of CXApp Inc. “With enterprise demand building and AI adoption accelerating, CXAI is focused on converting the 30X+ market opportunity in AI-powered workplace transformation into durable recurring growth by scaling enterprise deployments, expanding agentic workflows and capturing a larger share of the modern workplace technology stack.”

About CXApp Inc.

CXApp Inc. is the global technology leader in employee workplace experiences. The Company is headquartered in the SF Bay Area and operates the CXAI platform that is anchored on the intersection of customer experience (CX) and artificial intelligence (AI) providing digital transformation for the workplace for enhanced experiences across people, places and things.

CXAI’s customers include major Fortune 1000 Global Companies in the technology, financial services, consumer, healthcare, and media entertainment verticals.

www.cxapp.com

CXApp Inc.: marketing@cxapp.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company, including projected financial information (which is not audited or reviewed by the Company’s auditors), and the future plans, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the market for the Company’s services; changes in applicable laws or regulations; the availability or competition for opportunities for expansion of the Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; loss of a major customer and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the SEC. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

SOURCE: CXApp Inc.

Topic: Company Update

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